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                                                                      EXHIBIT 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


Name of Subsidiary                                            Jurisdiction of Incorporation
- ------------------                                            -----------------------------
Maxim Integrated Products                                     England
     UK Limited

Maxim International Inc.                                      Virgin Islands

Maxim GmbH                                                    Germany

Maxim SARL                                                    France

Maxim Japan                                                   Japan

Maxim Phil. Operating Corporation                             Philippines

Maxim Phil. Holding Corporation                               Philippines

     These Subsidiaries are 100% owned by the Registrant.

Maxtek Components Corporation                                 Oregon

     This Subsidiary is 50% owned by the Registrant.

Maxim Phil. Land Corporation                                  Philippines

     This Subsidiary is 40% owned by the Registrant.


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